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Exhibit 5.2

FRASER MILNER CASGRAIN LLP
1 Place Ville-Marie
Suite 3900
Montreal, Quebec
Canada H3B 4M7

September 26, 2003

Norampac Inc.
752 Sherbrooke Street West
Montreal, Quebec
H3A 1G1

Re:	US$250,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2013 of Norampac Inc.

Dear Sirs:

        We have acted as Canadian counsel to Norampac Inc. (the "Corporation") as well as its Canadian subsidiaries listed in Schedule A attached hereto (the "Subsidiary Guarantors"), in connection with the issuance and exchange (the "Exchange Offer") of up to US$250,000,000 aggregate principal amount of the Corporation's 6 3/4% Senior Notes due 2013 outstanding as at the date hereof (the "Private Notes") for an equal principal amount of the Corporation's 6 3/4% Senior Notes due 2013 that have been registered under the Securities Act of 1933 (the "Exchange Notes"), issued under the Indenture dated May 28, 2003, among the Corporation, as issuer, the Subsidiary Guarantors, and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"). The Private Notes are, and the Exchange Notes will be, guaranteed (each, a "Subsidiary Guarantee") on a joint and several basis by the Subsidiary Guarantors.

        For the purposes of these opinions, we have examined originals and copies, certified or otherwise identified to our satisfaction of such records, certificates, resolutions, instruments, documents and papers, including corporate records, instruments and certificates of public officials, and the certificates of officers, representatives of the Corporation and the Subsidiary Guarantors and have made such examinations and investigations of law, as we have considered necessary or desirable as the basis for the opinions hereinafter expressed.

        Our opinions herein are restricted to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

        Based upon the foregoing and subject to qualifications hereinafter expressed, we are of the opinion that:

  1.
  Each of the Corporation and the Subsidiary Guarantors is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

  2.
  The Exchange Notes have been duly authorized by all necessary corporate action on the part of the Corporation and when the Registration Statement on Form F-4 and Form S-4 relating to the Exchange Offer (the "Registration Statement") has become effective under the Securities Act of 1933 and the Exchange Notes are executed by the Corporation, authenticated by the Trustee in accordance with the Indenture, and delivered in accordance with the terms of the Exchange Offer in exchange for the Private Notes, the Exchange Notes will have been validly executed, issued and delivered by the Corporation.

  3.
  The Subsidiary Guarantees of the Exchange Notes (the "Exchange Guarantees") of the Subsidiary Guarantors have been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor, and when the Registration Statement has become effective under the Securities Act of 1933 and the Exchange Guarantees of the Subsidiary Guarantors are delivered in accordance with the terms of the Exchange Offer in exchange for the Subsidiary Guarantees of the Private Notes, the Exchange Guarantees will have been validly executed, issued and delivered.

        We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us in the section "Description of the Notes—Enforceability of Judgments" and under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        Subject to all of the limitations, qualifications and assumptions set forth herein, Jones Day is hereby authorized to rely on this opinion letter in connection with its opinion letter filed as Exhibit 5.1 of the Registration Statement.

Very truly yours,
/s/ Fraser Milner Casgrain LLP

SCHEDULE A

        3815269 Canada Inc.

        3815251 Canada Inc.

        1426835 Ontario Inc.

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  Exhibit 5.2
FRASER MILNER CASGRAIN LLP 1 Place Ville-Marie Suite 3900 Montreal, Quebec Canada H3B 4M7
SCHEDULE A